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                                                                   EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Key Employee Restricted Stock Purchase Grants and related Prospectus of Platinum Software Corporation for the registration of 2,500,000 shares of its common stock and to the incorporation by reference therein of our report dated August 18, 1995, with respect to the consolidated financial statements and schedules of Platinum Software Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1995, filed with the Securities and Exchange Commission.



                                                  /s/  ERNST & YOUNG LLP
                                                  ------------------------
                                                       Ernst & Young LLP

Orange County, California
June 18, 1996